EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Highland Business Services, Inc. (the "Company") on Form 10-K for the period ended May 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Rodger D Spainhower, Sr., Chief Executive Officer and Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 14, 2009	By:	/s/ Rodger D. Spainhower, Sr.
Name: Rodger D. Spainhower, Sr.
Title: Chief Executive Officer and Chief Financial Officer